UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

Sanwire Corporation

(Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation)	000-27715 (Commission File Number)	94-3342064 (IRS Employer Identification No.)

2123 Pioneer Avenue Cheyenne, WY (Address of Principal Executive Offices)	82001 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Acquisition or Disposition of Assets:

Item 2.01	Completion of Acquisition or Disposition of Assets

Sanwire Corporation (“Sanwire”) on September 13th, 2017 acquired 100% of Squeeze Report, Inc, (“Squeeze Report”) a Nevada Corporation for 150,000,000 shares of Sanwire restricted common stock. Sanwire intends to commercialize Squeeze Report’s two-dimensional artificial intelligence software that operates Squeeze Report’s applications, databases and servers, which has reduced the cost of software development and production employees by over 90%.

Squeeze intends to begin BETA testing the two-dimensional artificial intelligence software on electronic currency (ex: BitCoin) for the purpose of determining if the two-dimensional artificial intelligence software can reduce the time and/or resources to mine electronic currency coins. Squeeze also intends to offer commercialized two-dimensional artificial intelligence software for all types of software applications.

About Squeeze Report, Inc.

Squeeze Report, Inc. is a software company with proprietary predictive stock-trading algorithm software and two-dimensional artificial intelligence software that operates squeeze reports technology. The members of the squeeze report website (http://squeezereport.com) are allowed to utilize the proprietary predictive stock-trading algorithm among other financial related information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanwire Corporation. a Wyoming corporation

Dated: November 28th, 2017	By:	/s/ Sandra Dubeau
Sandra Dubeau
Chief Executive Officer and Chairwoman of the Board